SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 7, 2005


Commission File Number: 0-7914


                        BASIC EARTH SCIENCE SYSTEMS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                              84-0592823
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(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                         Identification Number)

1801 Broadway, Suite 620
Denver, Colorado                                                      80202-3835
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(Address of principal executive offices)                              (Zip Code)

                                 (303) 296-3076
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                   (Registrant telephone including area code)

Item 8.01. Other Events and Regulation FD Disclosure

On February 7, 2005 Basic Earth Science Systems, Inc. (Basic, or the Company) reported that it has concluded drilling operations on the Halvorsen 31X-1, a dual-lateral, horizontal Bakken formation test well in Richland County, Montana. Casing has been successfully set in both laterals and the Company is currently waiting for a completion rig. Basic also disclosed that the Lynn #1 well, placed on production in August 2004, continues to produce approximately 135 barrels of oil per day while the Lynn #2 offset well, placed on production in January 2005, is currently producing about 50 barrels of oil per day (Basic owns an approximate 18 percent working interest in both wells). Modifications to the artificial lift equipment on both wells have recently been made in an effort to improve production. And finally, the Company announced that its Wharton County, Texas "3-D Bright Spot" test, the Turf Grass #1, is currently flowing at a rate of approximately 60 million cubic feet of gas, 13,000 barrels of condensate and 30,000 gallons of propane per month with Basic owning a 5 percent working interest (3.55 percent revenue interest).

Item 9.01. Exhibits

     (C) Exhibits.

         Exhibit No.           Description
         -----------           -----------

         99.1                  Press Release dated February 7, 2005


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            BASIC EARTH SCIENCE SYSTEMS, INC.


Date:  February 7, 2005                     By: /s/ Ray Singleton
                                            ------------------------
                                            Ray Singleton, President